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                                                                    EXHIBIT 5(a)

                             LOOPER, REED, MARK & MCGRAW
                                     INCORPORATED
                         1300 POST OAK BOULEVARD, SUITE 2000
                                 HOUSTON, TEXAS 77056
                               TELEPHONE (713) 986-7000
                              TELECOPIER (713) 986-7100

                                     May 22, 1998


Computerized Thermal Imaging, Inc.
476 Heritage Park Boulevard
Suite 210
Layton, Utah 84041

     Re:  Form SB-2 Registration Statement

Gentlemen:

     As counsel for Computerized Thermal Imaging, Inc. (the "Company"), you have requested our firm to render this opinion in connection with the Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission relating to the resale of (i) 18,229,167 shares of Common Stock to be issued in connection with the purchase of such shares by an investor (the "Newly Issued Shares"), (ii) 2,552,083 shares of the Common Stock to be issued upon the exercise of warrants to be issued to such investor (the "Compensation Warrants") which become exercisable upon issuance at variable prices based on the sales price of shares of the Common Stock and expire on the fifth anniversary of the date of issuance; (iii) 5,287,633 shares issued and outstanding; (iv) 3,840,615 shares underlying outstanding warrants exercisable at prices ranging from $0.72 to $5.00 per share which expire on various dates ranging from March 31, 1999 to March 13, 2002 (the "Resale Warrants"); and (v) 6,525,000 shares underlying outstanding options exercisable at prices ranging from $0.60 per share to $1.25 per share which expire automatically on various dates ranging from July 21, 2000 to June 12, 2005 (the "Options").

     We are familiar with the Registration Statement and the registration of the resale of the shares of the Common Stock contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon and subject to the foregoing, and upon such other matters as we have determined to be relevant, we are of the opinion that:


1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

2. The shares of the Common Stock to be issued upon the purchase of the Newly Issued Shares are validly authorized and, when purchased, will be validly issued, fully paid and nonassessable.

3. The shares of the Common Stock underlying the Compensation Warrants to be issued upon the exercise thereof are validly authorized and, upon exercise, will be validly issued, fully paid and nonassessable.

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Computerized Thermal Imaging, Inc.
May 22, 1998
Page 2


4. The shares of the Common Stock underlying the Resale Warrants, the Options and the Debenture to be issued upon the exercise/and or the conversion of such Resale Warrants, Options and Debenture are validly authorized and, upon exercise or conversion, will be validly issued, fully paid and nonassessable.

     We hereby consent to use in the Registration Statement of the reference to Looper, Reed, Mark & McGraw, Incorporated under the heading "Legal Matters."

     This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Act and such other state securities laws, rules and regulations as may be applicable.

                                   Very truly yours,

                                   LOOPER, REED, MARK & MCGRAW